PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		VP, Finance & Corporate Development
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

 MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009

FOURTH QUARTER HIGHLIGHTS:
•	Revenue increased to $149.7 million vs. $144.7 million in Q4 2008, an increase of 3.4%
•	Organic revenue increased 1.4% for Q4 2009
•	MDC EBITDA increased to $18.3 million vs. $17.1 million in Q4 2008, an increase of 7.0%
•	Free Cash Flow decreased to $6.4 million vs. $9.2 million in Q4 2008, a decrease of 30.1%
•	Free Cash Flow per Share decreased to $0.23 vs. $0.30 in Q4 2008, a decrease of 23.3%
•	EBITDA margin increased to 13.4% vs. 12.9% in Q4 2008, an increase of 50 basis points
•	Net new business wins of $20.8 million for Q4 2009

YEAR END HIGHLIGHTS:
•	Revenue decreased to $545.9 million vs. $584.6 million in 2008, a decrease of 6.6%
•	Organic revenue declined 5.5% for 2009
•	MDC EBITDA increased to $64.8 million vs. $61.0 million in 2008, an increase of 6.1%
•	Free Cash Flow increased to $40.9 million vs. $32.9 million in 2008, an increase of 24.4%
•	Free Cash Flow per Share increased to $1.49 vs. $1.20 in 2008, an increase of 24.2%
•	EBITDA margin increased to 12.9% vs. 11.8% in 2008, an increase of 110 basis points
•	Net new business wins of $23.8 million for 2009

NEW YORK, NY (February 24, 2010) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2009.

"2009 was an extraordinary year for MDC Partners where we exceeded all of our key financial projections,” said Miles S Nadal, Chairman and Chief Executive Officer of MDC Partners. “Not only did we outperform our peers in terms of organic revenue and profitability growth; MDC is the first company to return to growth in the fourth quarter. Our focus on acquiring thought leading talent and expanding our capabilities in digital and data analytics are core to our ability to drive increasing return on marketing investment for our clients and market share gains for MDC. We expect another strong year in 2010.”

Consolidated revenue for the fourth quarter of 2009 was $149.7 million, an increase of 3.4% compared to $144.7 million in the fourth quarter of 2008.  MDC EBITDA (as defined) for the fourth quarter of 2009 was $18.3 million, an increase of 7.0% compared to $17.1 million in the fourth quarter of 2008.  Net income (loss) attributable to MDC Partners Inc. in the fourth quarter was a loss of ($18.5) million compared to income of $4.7 million in the fourth quarter of 2008.  Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the fourth quarter of 2009 was a loss of ($0.65) compared with income of $0.29 per share in the same period of 2008.  Free cash flow (as defined) was $6.4 million in the fourth quarter of 2009, compared with $9.2 million in the fourth quarter of 2008.

Consolidated revenue for the twelve months of 2009 were $545.9 million, a decrease of 6.6% compared to $584.6 million in 2008.  MDC EBITDA (as defined) for the twelve months of 2009 was $64.8 million, an increase of 6.1% compared to $61.0 million in 2008.  Net income (loss) attributable to MDC Partners Inc. in the twelve months was a loss of ($18.3) million compared to income of $0.1 million in the twelve months of 2008.  Diluted earnings (loss) per share from continuing operations attributable to MDC Partners Inc. common shareholders for the twelve months of 2009 was a loss of ($0.64) compared with income of $0.37 per share in the same period of 2008.  Free cash flow (as defined) was $40.9 million in the twelve months of 2009 compared with $32.9 million in the twelve months of 2008.

 “Our efforts to optimize our financial performance are bearing fruit with over $55 million of cash generated in 2009 including working capital improvements and 110 basis points of margin improvement,” said David Doft, Chief Financial Officer.  “The roughly $100 million of cash we generated in the last two years has put MDC in its strongest financial position ever and as we deploy this capital we believe we can generate significant incremental EBITDA, margin expansion, free cash flow and earnings per share.”

Conference Call

Management will host a conference call on February 25, 2010 at 8:30 a.m. (EST) to discuss our results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Thursday, March 11, 2010 by dialing 1-416-849-0833 or toll free 1-800-642-1687 (passcode 4175719#) or by visiting our website.

About MDC Partners Inc.

MDC Partners is a progressive Marketing and Communications Network, championing the most innovative entrepreneurial talent. MDC Partners provides strategic solutions and services to multinational clients in North America, Europe and Latin America. Our philosophy emphasizes the utilization of Strategy and High Value Creativity to drive growth and measurable impact for our clients. “MDC Partners is The Place Where Great Talent Lives.” The company’s Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2009 and 2008; and (2) presenting Free Cash Flow and Free Cash Flow per Share (as defined) for the three and twelve months ended December 31, 2009 and 2008.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenue	$149,678	$144,708	$545,924	$584,648

Operating Expenses:
Cost of services sold	94,668	99,735	354,312	392,145
Office and general expenses	44,171	35,001	136,897	137,755
Depreciation and amortization	11,760	8,615	34,471	34,404
	150,599	143,351	525,680	564,304

Operating profit (loss)	(921)	1,357	20,244	20,344

Other Income (Expenses):
Other income (expense)	953	7,698	(2,038)	13,243
Interest expense and finance charges	(10,822)	(3,858)	(22,098)	(14,998)
Interest income	55	393	344	1,743

Income (loss) from continuing operations before income taxes and equity in affiliates	(10,735)	5,590	(3,548)	20,332

Income tax expense (recovery)	5,163	(4,018)	8,536	2,397

Income (loss) from continuing operations before equity in affiliates	(15,898)	9,608	(12,084)	17,935
Equity in earnings of non-consolidated affiliates	(266)	59	(8)	349

Income (loss) from continuing operations	(16,164)	9,667	(12,092)	18,284
Loss from discontinued operations, net of taxes	(515)	(3,317)	(876)	(10,015)
Net income (loss)	(16,679)	6,350	(12,968)	8,269
Net income attributable to the noncontrolling interests	(1,787)	(1,601)	(5,356)	(8,136)
Net income (loss) attributable to MDC Partners Inc.	$(18,466)	$4,749	$(18,324)	$133

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.65)	$0.30	$(0.64)	$0.38
Discontinued operations	$(0.02)	$(0.12)	$(0.03)	$(0.37)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.67)	$0.18	$(0.67)	$0.01

Income (Loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.65)	$0.29	$(0.64)	$0.37
Discontinued operations	$(0.02)	$(0.11)	$(0.03)	$(0.36)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.67)	$0.18	$(0.67)	$0.01

Weighted Average Number of Common Shares:
Basic	27,553,402	26,896,938	27,396,463	26,765,839
Diluted	27,553,402	30,111,225	27,396,463	27,430,162

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$106,006	$43,672	-	$149,678

Operating income (loss) as reported	$3,443	$1,098	$(5,462)	$(921)

Add:
Depreciation and amortization	9,338	2,282	140	11,760
Stock-based compensation	7,233	202	1,836	9,271

EBITDA *	20,014	3,582	(3,486)	20,110
margin	18.9%	8.2%		13.4%

Less income attributable to noncontrolling interests	(914)	(873)	-	(1,787)

MDC's Share of EBITDA**	$19,100	$2,709	$(3,486)	$18,323

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2008

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$92,783	$51,925	-	$144,708

Operating income (loss) as reported	$7,107	$(58)	$(5,692)	$1,357

Add:
Depreciation and amortization	6,175	2,243	197	8,615
Stock-based compensation	4,670	2,951	1,126	8,747

EBITDA*	17,952	5,136	(4,369)	18,719
margin	19.3%	9.9%		12.9%

Less income attributable to noncontrolling interests	(1,081)	(520)	-	(1,601)

MDC's Share of EBITDA**	$16,871	$4,616	$(4,369)	$17,118

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2009

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$371,398	$174,526	-	$545,924

Operating income (loss) as reported	$35,898	$2,865	$(18,519)	$20,244

Add:
Depreciation and amortization	25,577	8,466	428	34,471
Stock-based compensation	8,742	868	5,834	15,444

EBITDA *	70,217	12,199	(12,257)	70,159
margin	18.9%	7.0%		12.9%

Less income attributable to noncontrolling interests	(4,641)	(715)	-	(5,356)

MDC's Share of EBITDA**	$65,576	$11,484	$(12,257)	$64,803

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2008

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$363,580	$221,068	-	$584,648

Operating income (loss) as reported	$27,659	$10,708	$(18,023)	$20,344

Add:
Depreciation and amortization	24,814	9,189	401	34,404
Stock-based compensation	6,162	3,697	4,578	14,437

EBITDA*	58,635	23,594	(13,044)	69,185
margin	16.1%	10.7%		11.8%

Less income attributable to noncontrolling interests	(5,302)	(2,834)	-	(8,136)

MDC's Share of EBITDA**	$53,333	$20,760	$(13,044)	$61,049

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
MDC EBITDA	$18,323	$17,118	$64,803	$61,049
Capital Expenditures	(2,924)	(3,963)	(6,212)	(14,395)
Cash Taxes	103	(101)	(384)	(1,037)
Cash Interest, net & Other	(9,086)	(3,874)	(17,290)	(12,724)
Free Cash Flow *	$6,416	$9,180	$40,917	$32,893

Diluted Common Shares Outstanding	27,553,402	30,111,225	27,396,463	27,430,162

Free Cash Flow per Share	$0.23	$0.30	$1.49	$1.20

* As defined by MDC Partners

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	December 31,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$51,926	$41,331
Accounts receivable, net	118,211	106,954
Expenditures billable to clients	24,003	16,949
Prepaid expenses	4,942	5,240
Other current assets	3,163	5,270
Total Current Assets	202,245	175,744

Fixed assets, net	35,375	44,021
Investment in affiliates	1,547	1,593
Goodwill	301,632	238,214
Other intangible assets, net	34,715	46,852
Deferred tax assets	8,736	11,926
Other assets	16,462	10,889
Total Assets	$600,712	$529,239

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$77,450	$75,360
Accrued and other liabilities	66,967	55,338
Advance billings	65,879	50,053
Current portion of long term debt	1,456	1,546
Deferred acquisition consideration	30,645	5,538
Total Current Liabilities	242,397	187,835

Long-term debt	216,490	133,305
Revolving credit facility	-	9,701
Convertible notes	-	36,946
Other liabilities	8,707	6,949
Deferred tax liabilities	3,118	4,700
Total Liabilities	470,712	379,436

Redeemable Noncontrolling Interests	36,860	21,751

Shareholders' Equity:
Common shares	218,533	213,534
Additional paid in capital	6,553	33,470
Accumulated deficit	(131,160)	(112,836)
Stock subscription receivable	(341)	(354)
Accumulated other comprehensive loss	(4,265)	(6,633)
MDC Partners Inc. Shareholders' Equity	89,320	127,181
Noncontrolling Interests	3,820	871
Total Equity	93,140	128,052

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$600,712	$529,239

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Twelve Months Ended December 31,
	2009	2008

Cash flows provided by continuing operating activities	$60,708	$60,945
Discontinued operations	(805)	(3,499)
Net cash provided by operating activities	59,903	57,446

Net cash used in continuing investing activities	(66,199)	(49,639)
Discontinued operations	-	(547)
Net cash used in investing activities	(66,199)	(50,186)

Net cash provided by continuing financing activities	20,037	23,510

Effect of exchange rate changes on cash and cash equivalents	(3,146)	151

Net increase in cash and cash equivalents	$10,595	$30,921